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                                                                    EXHIBIT 10.6

                               EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this 1st day of March 1999, to be effective as of March 1, 1999, between Corsaire, Inc., a Delaware corporation with offices at 62 Indian Trace, Weston, Florida 33326 and Robert Chalnick ("Executive"), with an address of 1021 Northwest 108th Avenue, Plantation, FL 33322.

                                    RECITALS

         A. The Company desires to be assured of the Executive's association and services;

         B. Executive is willing and desires to be employed by the Company and the Company is willing to employ Executive as Executive Vice President, Finance and Administration of the Company, upon the terms, covenants and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

         1. EMPLOYMENT. The Executive shall be employed as Executive Vice President Finance and Administration of the Company, subject to the supervision and direction of the President. The locale of Executive's permanent employment shall be in Broward County, Florida.

         2. TERM.

         2.1. INITIAL TERM. The initial term of this Agreement shall be for a period of three (3) years ("Initial Term") commencing on March 1, 1999, unless terminated earlier pursuant to Paragraph 6 below; provided, however, that Executive's obligations in Paragraph 5 below shall continue in effect after any such termination of employment under Paragraph 6 or otherwise.

         2.2. RENEWAL TERM. Subject to the approval of the Company Board of Directors, this Agreement shall be eligible for renewal upon expiration of the initial term for an additional term of one year, upon such terms and conditions as are negotiated and agreed upon by the parties. Any such (renewal) employment agreement shall be subject to the final approval of the Company Board of Directors. The Company shall provide Executive at least 60 days notice of its intent to renew or not renew this Agreement. If the Company advises that it wishes to renew this Agreement, then Executive shall provide the Company president at least 15 days notice of Executive's intent to renew or not renew this Agreement.

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3. COMPENSATION; REIMBURSEMENT.

         3.1 BASE SALARY. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of One Hundred Thirty Two Thousand Dollars ($132,000.00) per annum, payable every two weeks in equal installments ("Base Salary").

The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company, and shall be reviewed annually by the Company President and Board of Directors (or Board Committee) for annual adjustments based on job and operating division performance. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

         3.2 INCENTIVE BONUS. In addition to the Base Salary, Executive shall be eligible for an incentive bonus ("Incentive Bonus") during the first year in an amount not less than fifty-percent (50%) of the Base Salary (the "Minimum Bonus"). The Incentive Bonus shall be based upon the operating results for that year of the Company, or the Executive's operating division, as the case may be, and shall be paid, if earned, within 30 days after such operating results have been determined by the Company's accountants.

         3.3 ADDITIONAL BENEFITS. In addition to Base Salary and any bonuses paid, Executive shall be entitled to all employment fringe benefits provided to other executive officers of the Company, as approved by the Company Board of Directors, to include participation in the Company Incentive Stock Option program.

         3.4 REIMBURSEMENT. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of Executive's duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Paragraph 274(n) of the Internal Revenue Code, disallow to the Company 50% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by Company of valid receipts and other appropriate documentation for such expenses.


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4. SCOPE OF DUTIES.

         4.1 ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to Executive from time to time by the Company's president commensurate with Executive's experience and responsibilities in the position for which he or she is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Company president.

         4.2 GENERAL SPECIFICATION OF DUTIES. Executive's duties shall include, but not be limited to, duties and performance goals listed on Exhibit B.

         4.3 EXECUTIVE'S DEVOTION OF TIME. During normal business hours and while on Company premises, Executive hereby agrees to devote Executive's full time, abilities and energy to the faithful performance of the duties assigned to Executive and to the promotion and forwarding of the business affairs of the Company, and not to divert any opportunities within the Company's business expertise and specialties, which, business includes, but is not limited to software engineering, design, research, application, development, marketing, sale and distribution ("Business") from the Company (to include its subsidiaries, joint ventures and strategic partners, collectively, defined as "Affiliates") to himself or to any other person or business entity.

         4.4 PRIMARY BUSINESS ENDEAVOR. Executive shall not, during the term of this Agreement, be engaged in any other business activity that competes in the Company's Business without the prior consent of the Company president and Board of Directors of Company; provided, however, that this restriction shall not be construed as preventing Executive from investing Executive's personal assets in passive investments in business entities not in competition with the Company, or its Affiliates and licensees, or from pursuing business opportunities as permitted by Paragraph 4.5.

         4.5 BUSINESS OPPORTUNITIES. Executive hereby agrees to promote and develop all business opportunities that come to Executive's attention relating to current or anticipated future business of the Company or its Affiliates, if any, in a manner consistent with the best interests of the Company and with Executive's duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company or its Affiliates, if any, Executive shall first offer such opportunity to Company through the Company president. Should the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself or herself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company and Company under this Agreement. Further, Executive may develop such business opportunities only on Executive's time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company or its Affiliates in development of any such opportunities.


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As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

         4.6 NON-COMPETE AGREEMENT. Executive shall enter into a separate non-compete agreement with Company which shall, according to its terms, continue and survive for one year after expiration or termination of this Agreement and shall continue and survive for one year after expiration or termination of employment, according to its terms, if Executive works for the Company without any renewal of this Agreement.

         5. CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS.

         5.1 TRADE SECRETS. Other than in the performance of Executive's duties hereunder, Executive agrees not to disclose, either during the term of Executive's employment by Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company or its Affiliates. Any technique, method, process, formula, computer software, algorithm, source code, object code software technology, or other technology developed, engineered, or used by the Company or its subsidiaries, in the Company's Business shall be considered a "trade secret" under this Agreement.

         5.2 OWNERSHIP OF TRADE SECRETS; ASSIGNMENT OF RIGHTS. Executive hereby agrees that all know-how, documents, reports, plans, proposals, source codes, object codes, algorithms, software, marketing and sales plans, client lists, client files and materials, computer software, and any other information and data qualifying as trade secrets under Chapter 688 of the Florida Statutes, the Uniform Trade Secrets Act, other provisions of Florida law, and this Agreement, (collectively, "Trade Secrets") made or developed by Executive, by the Company or by any Company subsidiaries in the Company's Business or for Company product research and development are the property of Company and shall not be used by Executive in any way adverse to the interests of the Company or the Company Companies. Unless so directed in writing by the Company president, Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Company president. Executive shall use all reasonable precautions to ensure that the Trade Secrets and proprietary information of the Company and any Company subsidiaries is not disclosed to any unauthorized persons or used in an unauthorized manner or published without the specific direction or consent of the Company president. Executive hereby assigns to Company any rights which he may have in any such trade secrets or proprietary information. Executive hereby assigns to Company any rights which he may have in any such Trade Secrets or proprietary information.


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         5.3 EMPLOYMENT INVENTIONS. The Company shall own all inventions, improvements, patents and patent applications, works of authorship, copyrights, ideas, software programs, codes, algorithmic applications, technology, and discoveries (collectively, "Inventions") conceived or developed by Executive as part of the Company's research, development, introduction, production and/or sale of software products and applications into the public marketplace or the government sector. Executive agrees to disclose all such Inventions to the Company, and Executive assigns all right, title, and interest in and to the Inventions to the Company.

         5.4 MINISTERIAL ACTS. Executive agrees to execute all documents and do all things necessary to assist the Company, at Company expense, to obtain worldwide protection for the Inventions, Trade Secrets, and other intellectual property developed during the Agreement term.

         5.5 SECTIONS SURVIVE TERMINATION OF AGREEMENT. Executive's obligations under this Paragraph 5 shall survive termination of this Agreement.

         6. TERMINATION

         6.1 BASES FOR TERMINATION.

         (1) Executive's employment may be terminated at any time by mutual agreement of the parties. In the case of mutually agreed termination, the decision shall be in written form signed by both parties.

         (2) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company Board of Directors based upon a certification of such incapacity by, in the discretion of the Company Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by Company Board of Directors, rendering Executive unable to perform substantially all of Executive's duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date Company Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

         (3) Executive's employment may be terminated by Company "with cause," effective upon delivery of written notice to Executive given at any time if any of the following occur:


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         (a) any action by Executive which constitutes willful breach of duty, habitual neglect of duty, continued breach of duty, fraud upon the Company, its affiliates, or a customer of any of them, and/or theft or embezzlement of the property of the Company, or its Affiliates, or the property of a customer of any of them;

         (b) any material breach of Executive's obligations in Paragraph 5 above; or any material acts or events which inhibit Executive from fully performing Executive's responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude; or (iii) acts of misconduct, as defined under Chapter 443, Florida Statutes (Unemployment Compensation) and court or administrative decisions interpreting that statute.

         6.2 DISMISSAL FROM PREMISES. At Company's option, Executive shall immediately leave the Company's premises on the date that any notice of termination is given under this paragraph 6. Executive shall be allowed adequate time to gather his personal belongings and property.

         6.3 FAILURE TO PERFORM. The failure of Executive to perform services for the Company under this Agreement due to temporary or permanent illness, disability, death, (or any other circumstances set forth in Paragraph 6.1(2)) shall not be deemed to create an event of "cause" described in Paragraphs 6.1(3)(a)-(c).

         7. INJUNCTIVE RELIEF. Company and Executive hereby acknowledge and agree that any default under Paragraph 5 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Paragraph 5.

         8. MISCELLANEOUS.

         8.1 TRANSFER AND ASSIGNMENT. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company president. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.


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         8.2 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         8.3 GOVERNING LAW. This Agreement is made under and shall be construed pursuant to the laws of the State of Florida.

         8.4 COUNTERPARTS. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties, notwithstanding that all of the parties did not sign the original or the same counterparts.

         8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

         8.6 MODIFICATION. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         8.7 DISPUTE RESOLUTION. Except as provided for in Paragraph 7 of this Agreement, any dispute, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Miami, Florida accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses of arbitration, including attorney fees if incurred.

         8.8 WAIVER. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.


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         8.9 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

         8.10 HEADING. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         8.11 NOTICES. Any notice under this Agreement must be in writing, sent by express 24-hour guaranteed courier, hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:
                    If to the Company:      Corsaire, Inc.
                                            62 Indian Trace,
                                            Weston, Florida 33326

                    With Copy to:           Thomas J. Hess, Esq.
                                            501 Brickell Key Drive, Suite 407
                                            Miami, FL 33131

                    If to Executive:        Robert Chalnick
                                            1021 Northwest 108th Avenue,
                                            Plantation, FL 33322



            With Copy to:
                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------


Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof.


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Each party may change its address for notice by giving notice thereof in the manner provided above.

         8.12 SURVIVAL. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


Net Command Tech, Inc.                                           Executive
a Delaware corporation


By: /s/ William Roger Dunavant                             /s/ Robert Chalnick
   ----------------------------------------                ---------------------
    William Roger Dunavant,                                Robert Chalnick
    President and Chief Executive Officer



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